UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

EVANS BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54995	46-3031328
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3815 S. Main Street, Santa Ana, CA	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 708-0082

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2016, Evans Brewing Company, Inc. (the “Company”) and Kodiak Capital Group, LLC (the “Investor”) entered into an Amended and Restated Equity Purchase Agreement (the “Restated Purchase Agreement”) governing the terms of an equity investment by the Investor in the Company (the “Kodiak Financing”). The Restated Purchase Agreements amends and restates, in its entirety, the terms of that certain Equity Purchase Agreement (the “Purchase Agreement”) entered into by and between the Company and the Investor on June 24, 2016.

Pursuant to the terms of the Restated Purchase Agreement, the Company previously issued 25,000 shares of the Company’s Common Stock to the Investor. Further, subject to the filing of a registration statement and its effectiveness by the Securities and Exchange Commission (the “SEC”), the Investor has agreed to purchase up to $1,000,000 of the Company’s Common Stock at a price equal to 70% of the lowest daily volume weighted average price of the Company’s Common Stock. Such sales of Common Stock by the Company to the Investor from time to time must occur prior to June 24, 2017 and will be consummated following the delivery of put notices from the Company to the Investor. Subject to the terms and conditions set forth in the Restated Purchase Agreement, the Investor has committed to purchase the shares set forth in the Company’s put notices delivered from time to time; however, closings from time to time under the Restated Purchase Agreement shall only occur if the lowest daily volume weighted average price of the Company’s Common Stock during the applicable valuation period is greater than or equal to $2.50 per share.

The Company intends to prepare promptly and file with the SEC a registration statement covering up to 425,000 shares that may be issued to the Investor in connection with the Kodiak Financing. The expenses of such registration will be borne by the Company.

The information set forth above is qualified in its entirety by reference to the actual terms of the Restated Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Effective as of August 1, 2016, the Company and Liolios Group, Inc. (“Liolios”) entered into a Financial Public Investor Relations Agreement (the “IR Agreement”) governing the provision of certain investor relations services by Liolios for the Company. The IR Agreement has an initial term of six months (the “Term”). In connection with the IR Agreement, the Company has agreed to issue Liolios 3,000 shares of the Company’s Common Stock for each of the first three months during the Term.

In addition, the information set forth under Item 1.01 above, including Exhibit 10.1, is incorporated herein by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Equity Purchase Agreement by and between the Company and Kodiak Capital Group, LLC dated as of September 16, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS BREWING COMPANY, INC.
(Registrant)

Dated: September 19, 2016	/s/ MICHAEL J. RAPPORT
Michael J. Rapport, Chief Executive Officer

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